PROSPECTUS Dated                                       Pricing Supplement No. 45
May 1, 2007                                            August 27, 2007



                      U.S. $9,815,000,000                     Rule 424 (b)(3)
                                                          Registration Statement
                FORD MOTOR CREDIT COMPANY LLC                 No. 333-131062


                 FLOATING RATE DEMAND NOTES


              - - - - - - - - - - - - - - -

                Interest Rate Per Annum
                - - - - - - - - - - - -


Period            Tier One Notes        Tier Two Notes         Tier Three Notes
Beginning         Under $15,000         $15,000-$50,000         Over $50,000
----------        --------------        ---------------        ----------------
8/27/2007            5.75%                 5.90%                    6.05%